Exhibit 5.1

666 Third Avenue New York, NY 10017 212-935-3000 212--983-3115 fax www.mintz.com

January 31, 2014

Committed Capital Acquisition Corporation

411 W. 14th Street, 2nd Floor

New York, New York 10014

Ladies and Gentlemen:

We have acted as legal counsel to Committed Capital Acquisition Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration for resale by the selling stockholders named in the Registration Statement of up to an aggregate of 7,243,850 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share. The Shares were issued by the Company in October 2013 upon the closing of the merger effected pursuant to that certain Agreement and Plan of Merger, dated October 16, 2013, by and among the Company and the other parties thereto (the “Merger Agreement”), a copy of which is filed as Exhibit 2.1 to the Registration Statement; and upon the closing of the private placement effected pursuant to (i) that certain Securities Purchase Agreement, dated October 16, 2013, by and among the Company and the investors thereto (the “Purchase Agreement”), the form of which is filed as Exhibit 10.11 to the Registration Statement and (ii) that certain Registration Rights Agreement, dated October 16, 2013, by and among the Company and the stockholders thereto (the “Rights Agreement”), the form of which is filed as Exhibit 10.12 to the Registration Statement. This opinion is being rendered in connection with the filing of the Registration Statement with the Commission. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, we have examined the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as currently in effect; the Merger Agreement; the Purchase Agreement; the Rights Agreement; such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Boston | Washington | New York | Stamford | Los Angeles | San Francisco | San Diego | London

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

January 31, 2014

Our opinion is limited to the General Corporation Law of the State of Delaware and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Based upon the foregoing, we are of the opinion that the Shares are validly issued, fully paid and non-assessable.

We understand that you wish to file this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to reference the firm’s name under the caption “Legal Matters” in the prospectus which forms part of the Registration Statement, and we hereby consent thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.